As filed with the Securities and Exchange Commission on June 29, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 28, 2011

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06.	MATERIAL IMPAIRMENTS.

On June 29, 2011, Bank of America Corporation (the “Corporation”) concluded that it will write off the balance of the goodwill in its Consumer Real Estate Services (CRES) business segment and record a non-cash, non-tax deductible goodwill impairment charge of approximately $2.6 billion in the second quarter of 2011. The impairment of the goodwill in the CRES business segment is the consequence of a reduction in the fair value of this business segment resulting from the settlement described herein and from the adverse impact of the incremental mortgage-related charges and continued economic slowdown on the mortgage business.

ITEM 8.01.	OTHER EVENTS.

Preliminary Results for Quarter ending June 30, 2011

On June 29, 2011, the Corporation issued a press release with certain preliminary information regarding its results of operations and financial condition for the second quarter ending June 30, 2011.

Settlement Agreement

On June 29, 2011, the Corporation announced that it, BAC Home Loans Servicing, LP (“BAC HLS”), Countrywide Financial Corporation and Countrywide Home Loans, Inc. entered into a Settlement Agreement dated as of June 28, 2011 (the “Settlement Agreement”) with The Bank of New York Mellon (“BNY Mellon”), as trustee (the “Trustee”), to resolve all outstanding and potential claims related to alleged representations and warranties breaches (including repurchase claims), substantially all historical loan servicing claims and certain other historical claims with respect to 530 legacy Countrywide first-lien and second-lien residential mortgage-backed securitization (RMBS) trusts (the “Covered Trusts”). The settlement is supported by a group of institutional investors (the “Investor Group”) and is subject to final court approval and certain other conditions.

The Settlement Agreement provides for a cash payment of $8.5 billion (the “Settlement Payment”) after final court approval of the settlement. In addition to the Settlement Payment, the Corporation is obligated to pay attorneys’ fees and costs to the Investor Group’s counsel as well as all fees and expenses incurred by the Trustee in connection with the settlement, including fees and expenses related to obtaining final court approval of the settlement and certain tax rulings. The Settlement Agreement also includes provisions related to specific mortgage servicing standards and other servicing matters.

The settlement does not cover a small number of legacy Countrywide-issued transactions for various reasons, including for example, six legacy Countrywide-issued transactions in which BNY Mellon is not the trustee. In addition, because the settlement is with the Trustee on behalf of the Covered Trusts and releases rights under the governing agreements for the Covered Trusts, the settlement does not release investors’ securities law or fraud claims based upon disclosures made in connection with their decision to purchase, sell, or hold securities issued by the trusts. To date, various investors, including certain members of the Investor Group, are pursuing securities law or fraud claims related to one or more of the Covered Trusts. The Corporation is not able to determine whether any additional securities law or fraud claims will be made by investors in the Covered Trusts and, if made, to reasonably estimate the amount of losses, if any, with respect to such asserted or potential claims. For information about mortgage-related securities law or fraud claims, see “Countrywide Equity and Debt Securities Matters” and “Mortgage-backed Securities Litigation” under “Litigation and Regulatory Matters” in Note 14 – Commitments and Contingencies to the Consolidated Financial Statements of the Corporation’s 2010

Annual Report on Form 10-K for the year ended 2010 and in Note 11 – Commitments and Contingencies to the Consolidated Financial Statements of the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. For those Covered Trusts where a monoline insurer or other financial guarantor has an independent right to assert repurchase claims directly, the settlement does not release such insurer’s or guarantor’s repurchase claims.

Given the number of Covered Trusts, the number of investors in those Covered Trusts and the complexity of the trust-based settlement, it is not possible to predict whether and to what extent challenges will be made to the settlement or the timing or ultimate outcome of the court approval process, which can include appeals and could take a substantial period of time. If final court approval is not obtained by December 31, 2015, the Corporation and legacy Countrywide may withdraw from the settlement if the Trustee consents. The Settlement Agreement also provides that if Covered Trusts representing unpaid principal balance exceeding a specified amount are excluded from the final settlement, based on investor objections or otherwise, the Corporation and legacy Countrywide have the option to withdraw from the settlement pursuant to the terms of the Settlement Agreement.

In addition to final court approval, the settlement is conditioned on receipt of private letter rulings from the IRS as well as receipt of legal opinions under California and New York state tax laws and regulations. While there can be no assurance that such rulings or opinions will be obtained, the Corporation currently anticipates that the process related to these conditions will be completed during the period prior to final court approval.

There can be no assurance that final court approval of the settlement will be obtained, that all conditions will be satisfied or, if certain conditions in the Settlement Agreement permitting withdrawal are met, that the Corporation and legacy Countrywide will not determine to withdraw from the settlement.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Settlement Agreement which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Institutional Investor Agreement

In connection with the settlement, the Corporation entered into an Institutional Investor Agreement dated as of June 28, 2011 (the “Institutional Investor Agreement”) with the Investor Group. Pursuant to the Institutional Investor Agreement, the Investor Group has agreed, among other things, to use reasonable best efforts and to cooperate in good faith to effectuate the settlement, including to obtain final court approval. As previously disclosed, in October 2010, BAC HLS received a letter from Gibbs & Bruns LLP on behalf of certain members of the Investor Group alleging a servicer event of default and asserting breaches of certain loan servicing obligations, including an alleged failure to provide notice to the Trustee and other parties to the pooling and servicing agreements of breaches of representations and warranties with respect to the mortgage loans included in certain of the Covered Trusts.

The foregoing summary of the Institutional Investor Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Institutional Investor Agreement which is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Other Matters

Based on the Corporation’s experience with the Investor Group with respect to the settlement, changes in the Corporation’s experience with the behavior of certain counterparties in the second quarter of 2011 and other factors, the Corporation expects to record an additional charge of approximately $5.5 billion for representations and warranties in the second quarter of 2011 for non-GSE and to a lesser extent GSE exposures.

After giving effect to the settlement and the additional representations and warranties charge expected to be recorded in the second quarter of 2011, the Corporation currently estimates that the range of possible loss related to non-GSE representations and warranties exposure could be up to $5 billion over expected accruals at quarter-end. This estimate of the range of possible loss for representations and warranties does not represent a probable loss, is based on currently available information, significant judgment, the terms of the settlement and a number of other assumptions that are subject to change, including information with respect to historical claims experience and counterparty behavior, likelihood of claims and assumptions related to economic conditions, including housing prices and other factors. This estimate does not include related reasonably possible litigation losses, nor does it include any separate foreclosure costs and related costs and assessments or any possible losses related to potential claims for breaches of performance of servicing obligations, potential claims under securities laws or potential indemnity or other claims against the Corporation. The Corporation is not able to reasonably estimate the amount of any possible loss with respect to any such servicing, securities or other claims; however, such loss could be material.

After giving effect to the additional GSE representations and warranties charges expected to be taken at quarter-end, based on its past experience with the GSEs, the Corporation believes that its remaining exposure to repurchase obligations for first-lien residential mortgage loans sold directly to the GSEs will be accounted for in the recorded liability for representations and warranties for these loans. The Corporation is not currently able to reasonably estimate the possible loss or range of possible loss with respect to any such potential impact in excess of current reserves on future GSE provisions if the behavior of the GSEs changes from past experience. In addition, future provisions associated with representations and warranties made to the GSEs may be materially impacted if actual results are different from the Corporation’s assumptions regarding economic conditions, home prices and other matters, including the behavior of the GSEs and estimated repurchase rates.

Press Release

On June 29, 2011, the Corporation issued a press release with respect to preliminary information regarding its results of operations and financial condition for the second quarter ending June 30, 2011, the Settlement Agreement, the Institutional Investor Agreement and other matters. A copy of the press release and slides for use in the investor conference call and webcast on June 29, 2011 are attached hereto as Exhibit 99.1 and 99.4, respectively, and are incorporated by reference herein.

Forward-Looking Statements

Certain statements in this Form 8-K and the documents it incorporates by reference represent the current expectations, plans or forecasts of the Corporation and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predicts,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this Form 8-K and the documents it incorporates by reference include, without limitation, statements concerning: the preliminary information about the Corporation’s results of operations and financial condition for the quarter ending June 30, 2011 and related trends, including the Corporation’s expected net loss and including the Corporation’s expected net income if the settlement, other mortgage-related charges, and proceeds from asset-sales are excluded, the expected amount and sufficiency of the charges to be recorded in the quarter ending June 30, 2011 related to the Settlement Agreement, the related expected increase in the reserve for representations and warranties expense and the estimated costs associated with the additional servicing and documentation obligations undertaken in connection with the settlement and the corresponding expected write-down of the valuation of the mortgage servicing rights (MSR), the expected amount and sufficiency of the additional charge for representation and warranty expense in the quarter ending June 30, 2011 for both GSE and non-GSE-exposures, the expected other mortgage-related costs to be recorded in the quarter ending June 30, 2011, including the expected elimination in the quarter ending June 30, 2011 of the balance of the goodwill in the Consumer Real Estate Services business segment and the amount of the goodwill impairment charge expected to be recorded, the Corporation’s expected tangible book value per share, book value per share, tangible common equity ratio, common equity ratio, Tier 1 common ratio (Basel I) for the quarter ending June 30, 2011 and the estimated capital recovery period, the statement that the Corporation “will continue to act aggressively and in the best interest of our shareholders, to clean up the mortgage issues largely stemming from our purchase of Countrywide,” and the expected trends outside of the mortgage area, including the Corporation’s expectations regarding net interest income, sales and trading results, core expenses, provision expense, gains from the sale of Balboa and BlackRock, debt securities gains, dividends from strategic investment and fair value option gains on certain structured liabilities; the portion of the Corporation’s repurchase obligations for residential mortgage obligations sold by the Corporation and its affiliates to investors that has been paid or reserved after giving effect to the Settlement Agreement and the expected charges in the quarter ending June 30, 2011; the estimated range of possible loss over existing accruals related to non-GSE representation and warranty exposure; the expected impact of the Settlement Agreement and the Institutional Investor Agreement; the actions expected to be taken by the institutional investors who support the settlement; whether and to what extent challenges will be made to the settlement and the timing of the court approval process, including the nature and timing of any appeals that may follow an initial court decision; whether the conditions to the settlement will be satisfied, including the receipt of final court approval and the private letter rulings from the IRS and other tax opinions; whether conditions in the Settlement Agreement that would permit the Corporation and legacy Countrywide to withdraw from the settlement will occur and whether the Corporation and legacy Countrywide will determine to withdraw from the settlement if such conditions occur; and the potential assertion and impact of claims not addressed by the Settlement Agreement. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of the Corporation’s 2010 Annual Report on Form 10-K and in any of the Corporation’s other subsequent Securities and Exchange (SEC) filings: the accuracy and variability of estimates and assumptions in determining the expected total cost of the settlement to the Corporation; the adequacy of the liability reserves for the representations and warranties exposures to the GSEs, monolines and private-label and other investors; the accuracy and variability of estimates and assumptions in determining the estimated range of possible loss over existing accruals related to non-GSE representation and warranty exposure; the accuracy and variability of estimates and assumptions in determining the portion of the Corporation’s repurchase obligations for residential mortgage obligations sold by the Corporation and its affiliates to investors that has been paid or reserved after giving effect to the Settlement Agreement and the expected charges in the quarter ending June 30, 2011; whether and to what extent challenges will be made to the settlement and the timing of the court approval process, including the nature and timing of any appeals that may follow an initial court decision; whether the conditions to the settlement will be satisfied, including the receipt of final court approval and the private letter rulings from the IRS and other tax opinions; whether conditions in the Settlement Agreement that would permit the Corporation and legacy Countrywide to withdraw from the settlement will occur and whether the Corporation and legacy Countrywide will determine to withdraw from the settlement if such conditions occur; the impact of performance and enforcement of obligations under, and provisions contained in, the Settlement Agreement and the Institutional Investor Agreement, including performance of obligations under the Settlement Agreement by the Corporation (and certain of its affiliates) and the Trustee and the performance of obligations under the Institutional Investor Agreement by the Corporation (and certain of it affiliates) and the Investor Group; the Corporation’s and certain of its affiliates’ ability to comply with the servicing and documentation obligations under the Settlement Agreement; the potential assertion and impact of additional claims not addressed by the Settlement Agreement or any of the prior agreements entered into between the Corporation (and/or certain of its affiliates) and the GSEs, monoline insurers and other investors; the Corporation’s mortgage modification policies, loss mitigation strategies and related results; the foreclosure review and assessment process, the effectiveness of the Corporation’s response to such process, and any governmental or private third-party claims asserted in connection with these foreclosure matters; and any measures or steps taken by federal regulators or other governmental authorities with regard to mortgage loans, servicing agreements and standards, or other matters.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release of Bank of America Corporation dated June 29, 2011

99.2

Settlement Agreement dated as of June 28, 2011, among The Bank of New York Mellon, Bank of America Corporation, BAC Home Loans Servicing, LP, Countrywide Financial Corporation, and Countrywide Home Loans, Inc.

99.3

Institutional Investor Agreement dated as of June 28, 2011, among The Bank of New York Mellon, Bank of America Corporation, BAC Home Loans Servicing, LP, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and the other parties thereto

99.4	Earnings related slides for use on June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Neil A. Cotty
Neil A. Cotty
Chief Accounting Officer

Dated:	June 29, 2011

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release of Bank of America Corporation dated June 29, 2011

99.2

Settlement Agreement dated as of June 28, 2011, among The Bank of New York Mellon, Bank of America Corporation, BAC Home Loans Servicing, LP, Countrywide Financial Corporation, and Countrywide Home Loans, Inc.

99.3

Institutional Investor Agreement dated as of June 28, 2011, among The Bank of New York Mellon, Bank of America Corporation, BAC Home Loans Servicing, LP, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and the other parties thereto

99.4	Earnings related slides for use on June 29, 2011